Exhibit 5.1

January 22, 2018

T-Mobile US, Inc.

T-Mobile USA, Inc.

12920 SE 38th Street

Bellevue, WA 98006

Ladies and Gentlemen:

We have acted as counsel to T-Mobile USA, Inc., a Delaware corporation (the “Company”) and T-Mobile US, Inc., a Delaware corporation and the direct parent of the Company (the “Parent”), in connection with Post-Effective Amendment No. 2 (the “Amendment”) to the Registration Statement on Form S-3 (File No. 333-210920) (as amended by Post-Effective Amendment No. 1 and the Amendment, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), which Amendment relates to (i) the addition of Iowa Wireless Services, LLC, a Delaware limited liability company, and Iowa Wireless Services Holding Corporation, a Delaware corporation (together, the “New Guarantors”), as co-registrants under the Registration Statement and (ii) the registration of guarantees (the “New Guarantees”) by the New Guarantors to be issued in connection with debt securities (the “Debt Securities”) that may be issued by the Company. The Registration Statement, including the prospectus contained therein (the “Prospectus”), relates to the registration under the Securities Act and the proposed issuance and sale from time to time of, among other securities, the Debt Securities, and (ii) guarantees of the Debt Securities by the guarantors named therein (the “Debt Securities Guarantees”).

The New Guarantees may be issued from time to time pursuant to one or more supplemental indentures (a “Supplemental Indenture”) to that certain Indenture, dated as of April 28, 2013 (as supplemented to the date hereof, the “Indenture”), among the Company, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Indenture, each Supplemental Indenture, the Debt Securities, the Debt Securities Guarantees, the New Guarantees and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.”

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed, facsimile, electronic or reproduction copies of such agreements, instruments, documents and records of the Company, the Parent and the New Guarantors, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company, the Parent and the New Guarantors as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed, facsimile, electronic or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties in the Documents, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, the Parent, the New Guarantors and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

To the extent it may be relevant to the opinions expressed below, we have assumed that (i) all of the parties to the Documents (other than the New Guarantors) (x) are validly existing and in good standing under the laws of their respective jurisdictions of organization and (y) have the power and authority to enter into and perform such Documents and to consummate the transactions contemplated thereby, (ii) the Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of such parties (other than the New Guarantors), enforceable against such parties in accordance with their terms, and (iii) all such parties will comply with all of their obligations under the Documents and all laws applicable thereto.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when (i) the terms of the issuance and sale of (x) a New Guarantee of a particular Debt Security registered pursuant to the Registration Statement and (y) such Debt Security have been duly established in conformity with the Indenture and any relevant Supplemental Indenture and do not violate any applicable law or result in a default under or breach of any instrument then binding on the Company, the Parent or any New Guarantor and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Parent or any New Guarantor, (ii) (x) a New Guarantee has been authorized by all necessary corporate or limited liability company action, as applicable, of a New Guarantor in conformity with such New Guarantor’s certificate of incorporation and bylaws or limited liability company agreement, as applicable, and (y) such Debt Security has been authorized by all corporate action of the Company in accordance with the Company’s certificate of incorporation and bylaws, (iii) such New Guarantee has been duly executed, issued and delivered in accordance with the Indenture and any relevant Supplemental Indenture, (iv) such Debt Security has been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and any relevant Supplemental Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus and/or the applicable supplement to the Prospectus, then each New Guarantee will constitute a valid and binding obligation of the applicable New Guarantor.

We express no opinion as to the validity or binding effect of any provision of the Documents:

(i) relating to indemnification, contribution or exculpation;

(ii) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any provision of the Documents to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);

(iii) related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity or binding effect of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the validity or binding effect of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York or (III) any waiver of right to trial by jury;

(iv) specifying that provisions thereof may be waived only in writing;

(v) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and

(vi) which may be construed to be in the nature of a penalty.

We express no opinion as to the validity or binding effect of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency or (iii) concerning the enforceability of the waiver of rights or defenses contained in any Document relating to waiver of stay, extension or usury laws.

The opinions set forth above are subject to the following qualifications:

(i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally;

(ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity; and

(iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinions expressed herein are limited to the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware, each as currently in effect, and no opinions are expressed with respect to any other laws or any effect that such other laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. We undertake no responsibility to update or supplement this letter after the effectiveness of the Amendment.

We hereby consent to the filing of this opinion as an exhibit to the Amendment. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Fried, Frank, Harris, Shriver & Jacobson LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP